UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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ELKCORP
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PRESS RELEASE

ELKCORP ISSUES STATEMENT

DALLAS, December 20, 2006 -- ElkCorp (NYSE:ELK), a manufacturer of premium roofing and building products, today confirmed it has received notice of an unsolicited cash tender offer to purchase all of ElkCorp's outstanding shares for $40 per share from Building Materials Corporation of America (BMCA).

The Board of Directors, consistent with its fiduciary duties and the Company's obligations under its existing merger agreement with The Carlyle Group, will review the offer and make a recommendation to ElkCorp's shareholders. The Board urges ElkCorp's shareholders not to take any action with respect to the tender offer until the Board makes its recommendation.

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About ElkCorp

ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (90% of consolidated revenue) and provides technologically advanced products and services to other industries. Its common stock is listed on the New York Stock Exchange (NYSE:ELK). www.elkcorp.com

CONTACTS:
Investors	Media
ElkCorp	Sard Verbinnen & Co.
Stephanie Elwood	Jim Barron
(972) 851-0472	(212) 687-8080
or
MacKenzie Partners Inc.
Dan Burch or Bob Marese
(212) 929 5405

Forward Looking Statements. Statements made in this release, our website and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may", "target" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, litigation, an economic downturn or changes in the laws affecting our business in those markets in which we operate. There can be no assurance that a merger or other transaction will increase shareholder value. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It. In connection with the tender offer, ElkCorp expects to file a solicitation/recommendation statement with the Securities and Exchange Commission (the "SEC"). In connection with the proposed merger with affiliates of The Carlyle Group, ElkCorp expects to file a proxy statement with the SEC. Investors and security holders are strongly advised to read these documents when they become available because they will contain important information about the tender offer and the proposed merger. Free copies of the solicitation/recommendation statement, proxy statement and other materials which will be filed by ElkCorp will be available at the SEC's web site at www.sec.gov, or at the ElkCorp web site at www.elkcorp.com, and will also be available, without charge, by directing requests to ElkCorp, Investor Relations, 14911 Quorum Drive, Suite 600, Dallas, TX 75254-1491, telephone (972) 851-0472.

ElkCorp and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of ElkCorp's participants in the solicitation, which may, in some cases, be different than those of ElkCorp stockholders generally, is set forth in ElkCorp's proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.